LEASE MODIFICATION AGREEMENT

LEASE MODIFICATION AGREEMENT (this “Agreement”) dated as of the 11th day of November, 2006 between SLG Graybar Sublease, LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and Fusion Telecommunications International, Inc., having an office at 420 Lexington Avenue, Room 1718-1722, New York, New York (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant, entered into that certain lease agreement dated as of November 1, 2005 (the “Lease”) covering certain space located on the seventeenth (17th) floor commonly known as Room 1718-1722 as more particularly described in said lease agreement (the “Premises”), in the building known as 420 Lexington Avenue, New York, New York (the “Building”) under the terms and conditions contained therein; and

WHEREAS, Landlord and Tenant wish to modify the Lease in order to allow Tenant the option of furnishing the security deposit required under the Lease in the form of a letter of credit, subject to the terms, covenants and conditions of the Lease, as modified by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Security Deposit/Letter of Credit.

 Effective as of the date hereof, Article 31 of the Lease shall be modified by adding the following verbiage:

31.06 Notwithstanding anything contained herein to the contrary, in lieu of a cash deposit, Tenant shall be permitted to deliver to Landlord as and for security hereunder a clean, irrevocable and unconditional letter of credit in an amount equal to the security required to be deposited by Tenant pursuant hereto which shall comply and conform in all material respects with the form annexed hereto and made apart hereof as Exhibit A (hereinafter called the "Credit"), to be held, used and drawn upon solely under the security provisions of this Lease, which Credit shall be issued by a bank which is a member of the New York Clearing House Association, in the amount of $428,390.55, naming Landlord (or its successor as Landlord) as beneficiary. The Credit shall be transferable. All transfer fees shall be payable by Tenant.

31.07 If during the term of this Lease, the Credit and/or the proceeds of all or part of said Credit become less than the full amount of the security hereinabove required, then and in such event Tenant shall, upon demand, deposit with Landlord the amount of any security/Credit theretofore used or applied by Landlord pursuant to the terms hereof in order that Landlord shall have the full security on hand at all times during the term of this Lease. If at the expiration of the term of this Lease, Landlord holds all or part of said Credit, and Tenant is not in default under any of the terms, covenants and conditions of this Lease, then Landlord will turn over said Credit to Tenant or assign it to the designee of Tenant.

31.08 It shall be the obligation of Tenant during the term of this Lease to deliver to Landlord at least sixty (60) days prior to the expiration date of the then existing Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Landlord has not received such renewal or extension or substitute Credit within sixty (60) days prior to the expiration date of the then existing Credit, then and in such event Landlord shall be free to draw on the Credit and hold and use and apply the proceeds thereof in accordance with the security deposit provisions of this Lease. Tenant agrees to reimburse Landlord for any reasonable attorneys' fees incurred by Landlord, after the commencement of the term of this Lease, in connection with reviewing the Credit and any renewals, extensions or substitutions therefor, ensuring that the provisions of the Credit and any renewals, extensions or substitutions therefor comply with the provisions of this Article, drawing down upon the proceeds of Credit, or any renewals, extensions or substitution therefor, or ensuring that the security/Credit is maintained as required under this Lease.”

2. Successors and Assigns.

This agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

3. Entire Agreement; Effectiveness; Ratification.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. This agreement shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant. Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

4. No Brokers/Indemnification.

Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this agreement other than SL Green Leasing, LLC and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Agreement or the negotiation thereof.

5. Miscellaneous.

The captions in this Agreement are for convenience only and are not to be considered in construing this agreement. This Agreement may not be modified except in a writing signed by Landlord and Tenant. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease. If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

SLG GRAYBAR SUBLEASE LLC, as Landlord

By:_______________________________________
Name:
Title:
Witness:
__________________________
Name:
Title:
FUSION TELECOMMUNICATIONS
INTERNATIONAL, INC., as Tenant

By:_______________________________________
Name:
Title:
Witness:
__________________________
Name:
Title: